UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

December 3, 2015
Date of Report (Date of earliest event reported)

KONARED CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	000-55208	99-0366971
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation or	File Number)	Number)
organization)

1101 Via Callejon #200, San Clemente, CA 92673-4230
(Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
(Registrant’s telephone number)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 3, 2015 (the “Issuance Date”), KonaRed Corporation (the “Company”) issued a Subordinated Promissory Note (the “Promissory Note”) to an investor (the “Investor”) in the aggregate amount of $110,000 (the “Original Principal”). The Promissory Note was issued pursuant to the terms of a Securities Purchase Agreement dated as of the Issuance Date. The Promissory Note bears interest at the rate of 8% per annum, which shall accrue in full as of the Issuance Date.  The principal and interest is due and payable in full on December 3, 2016 (the “Maturity Date”) with prepayments of $39,600 of the Original Principal and accrued interest due on each of the six month and nine month anniversaries of the Issuance Date.  The Promissory Note included a $10,000 original issuance discount.  As a result, the net amount received in connection with the sale of the Promissory Note was $100,000.

The Company has the right to prepay the Promissory Note without penalty, pursuant to the terms thereof, at any time, provided it pays the then outstanding balance and accrued interest.  The Promissory Notes provides for customary events of default such as failing to timely make payments under the Promissory Notes when due and the occurrence of certain fundamental defaults, as described in the Promissory Notes.  The Securities Purchase Agreement includes no-hedging clause which precludes the Investor from short sales of the Company's common shares. If there should be occurrence of an event of default, repayment of the note will be due at an amount equal to 120% of the outstanding principal and interest due.  The Note is not secured and is subordinated to existing senior notes issued by the Company and ranks equally with other debt issued by the Company.

As additional consideration for the loan, the Company issued to the investor 500,000 restricted common shares of the Company (the “Shares”).

The foregoing description of the Securities Purchase Agreement and Promissory Note are qualified in their entirety by the text of such documents which are annexed to this Current report as exhibits.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02     Unregistered Sales Of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.  The Note and the Shares were issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder, as the securities were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits.

10.1	Securities Purchase Agreement, dated December 3, 2015, by and between the Company and Vista Capital Investments, LLC

10.2	Vista Capital Investments, LLC Promissory Note, dated as of December 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
Chief Executive Officer
December 3, 2015